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                                                                    Exhibit 21.1


                     Subsidiaries of ITC/\DeltaCom, Inc.


Interstate FiberNet, Inc., a Delaware corporation 1/
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DeltaCom, Inc., an Alabama corporation 2/
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GulfStates Transmission Systems, Inc., a Delaware corporation







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1/   Formerly ITC Transmission Systems, Inc. Includes the operations of ITC
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Transmission Systems II, Inc. and Eastern Telecom, Inc. (d/b/a/ InterQuest").


2/   Expected to be renamed "ITC/\DeltaCom Communications, Inc."
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